UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2013

HEMISPHERE MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

2000 Ponce de Leon Boulevard
Suite 500
Coral Gables, FL 33134
           (Address of principal executive offices) (Zip Code)

(305) 421-6364
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 22, 2013, Hemisphere Media Group, Inc. (the “Company”) issued a press release announcing that its Class A common stock (the “Common Stock”) has been approved for listing on the NASDAQ Global Market of The NASDAQ Stock Market LLC (the “NASDAQ Listing”). The shares of the Company’s Common Stock, currently traded on the Over-the-Counter Bulletin Board, are expected to commence trading on NASDAQ under the symbol “HMTV” on April 23, 2013 (the “Listing Date”).  In connection with the NASDAQ Listing, the Common Stock will cease to trade on the Over-the-Counter Bulletin Board on the Listing Date. The Company’s warrants, exercisable for shares of Common Stock, will continue to trade on the Over-the-Counter Bulletin Board under the current ticker symbol “HMTVW.” A copy of the complete text of the Company’s April 22, 2013 press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release issued by the Company on April 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2013

HEMISPHERE MEDIA GROUP, INC.

By:	/s/ Craig D. Fischer
Craig D. Fischer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release issued by the Company on April 22, 2013.